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                                                                      EXHIBIT 11



                      COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              Year Ended
                                                           -------------------------------------------------
                                                           Dec. 29,             Dec. 31,            Dec. 25,
                                                            1996                 1995                1994
PRIMARY                                                     ----                 ----                ----
  Average shares outstanding*                                96,021               99,452             107,888

  Net effect of dilutive
    stock options - based upon the
    Treasury Stock method using
    the average market price*                                 1,399                  744                 663
                                                           --------             --------            --------
                             TOTAL*                          97,420              100,196             108,551
                                                           ========             ========            ========
  Income before cumulative effect
     of change in accounting principle                     $267,873             $167,382            $170,900

  Cumulative effect of change in
     accounting principle for contributions                                       (7,320)
                                                           --------             --------            --------
                             NET INCOME                    $267,873             $160,062            $170,900
                                                           ========             ========            ========
Earnings per Common and Common Equivalent Share
  Income before cumulative effect of
     change in accounting principle*                       $   2.75             $   1.67            $   1.57

  Cumulative effect of change in
      accounting principle for contributions*                                      (0.07)
                                                           --------             --------            --------
                             NET INCOME PER SHARE*         $   2.75             $   1.60            $   1.57
                                                           ========             ========            ========

FULLY DILUTED
  Average shares outstanding*                                96,021               99,452             107,888

  Net effect of dilutive stock
    options - based upon Treasury
    Stock method using the higher
    of quarter-end or average
    market price*                                             1,517                  906                 730
                                                           --------             --------            --------
                             TOTAL*                          97,538              100,358             108,618
                                                           ========             ========            ========
  Income before cumulative effect of
     change in accounting principle                        $267,873             $167,382            $170,900

  Cumulative effect of change in
     accounting principle for contributions                                       (7,320)
                                                           --------             --------            --------
                             NET INCOME                    $267,873             $160,062            $170,900
                                                           ========             ========            ========
Earnings per Common and Common Equivalent Share
  Income before cumulative effect of changes
    accounting principle for contributions*                $   2.75             $   1.67            $   1.57
  Cumulative effect of change in
     accounting principle for contributions*                                       (0.07)
                                                           --------             --------            --------
                             NET INCOME PER SHARE*         $   2.75             $   1.60            $   1.57
                                                           ========             ========            ========

* Average shares outstanding and earnings per common equivalent share have been restated to reflect a two-for-one stock split in the form of a 100% stock dividend, effected July 31, 1996.

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